APEX
ENERGY CONSULTANTS Inc.
Applied Petroleum Engineering Expertise

820, 906 – 12th Avenue SW
Tel.: (403) 269-9550
Calgary, Alberta T2R 1K7
Fax: (403) 262-3748
www.apexenergy.com

April 24, 2017

Fortem Resources Inc.
349 West Georgia St
PO Box 3473 Vancouver Main
Vancouver BC V6B 3Y4

Attention: Mr. Michael Caetano, Director

Dear Sir:

Pursuant to your request, Apex Energy Consultants Inc. has prepared an evaluation of hydrocarbon reserves owned by Fortem Resources Inc. (formerly known as Strongbow Resources Inc.)(hereinafter referred to as "the Company") in Compeer, of northeastern Alberta. The assets are operated under the name of Big Lake Energy Ltd.(a wholly owned subsidiary of the Company), which was set up by the Company as the operating arm in Alberta. The effective date of the report is March 01, 2017.

Apex has reviewed all lands within the Compeer area lands held by the Company, all wells currently in place on those lands. Apex has also reviewed wells drilled within a 30 kilometer radius in order to develop a regional understanding of the geology and the deposition environment for the Viking formation. From the geologic review, Apex has also developed drilling opportunities for additional new oil production. This report will discuss the opportunities as well as the budget and plan for development.

SCOPE OF WORK

This report is intended to describe and quantify the Reserves and Contingent Resources contained within the Compeer Viking Formation contained within the lands in which the Company holds an interest.

OWNER CONTACT AND PROPERTY INSPECTION

The Company initially acquired the acreage by farming into the lands. As part of the farm-in, the Company was required to drill a well. The Company drilled the horizontal well. Apex was also retained by the Company to initially assess the geological aspects of the Company lands for containing hydrocarbons as well as to provide the drilling and completion operational management. Apex managed the drilling and completion of the single well drilled to date. In addition, Apex has been providing operational assistance for the single producing well.

ASSUMPTIONS AND LIMITING CONDITIONS

This valuation is limited to determining the value of the proven producing assets along with the probable and possible reserves of oil and gas and Contingent Resources contained within the Company

interest lands. Apex reserves the right to revise its' opinions of reserves and resources, if any information is deemed sufficiently credible to do so.

The accuracy of any estimate is a function of available time, data and geological, geo-physical, engineering and commercial interpretation and judgment. While the resource estimates presented herein are believed to be reasonable, they should be viewed with the understanding that additional analysis or new data may justify their revision, and we (Apex) reserve the right to make such revision.

From the review, Apex has determined that the Compeer area has the following reserves with the Net Present Discounted Values shown in Table 1:

Table 1 Compeer Reserves Table

	Oil Reserves		DISCOUNTED PRESENT VALUE BT CASH FLOW				
	Gross	Net	0%	10%	12%	15%	20%
RESERVES	MB	MB	M$	M$	M$	M$	M$
PROVEN	16.4	15.6	670	521	497	465	419
PROBABLE	103.5	93.9	2,399	925	731	481	152
TOTAL PROVEN + PROBABLE	119.9	109.5	3,069	1,446	1,228	946	571
POSSIBLE	448.1	399.8	11,829	4,606	3,710	2,582	1,143
TOTAL P + P + P	568.3	509.3	14,898	6,052	4,938	3,528	1,714
RESOURCES							
Contingent Resources	551.6	493.6	14,148	5,230	4,155	2,820	1,159

CONTINGENT RESOURCES *are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulation using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub classified based on project maturity and/or characterized by their economic status.*

PROSPECTIVE RESOURCES *are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub classified based on project maturity. There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.*

These statements are based on current expectations that involve a number of risks and uncertainties which could cause the actual results to differ from those anticipated. These risks include, but are not limited to: the underlying risks of the oil and gas industry including operational risks in development, exploration and production, potential delays or changes in plans with respect to exploration,

development projects or capital expenditures, the uncertainty of resource estimates, the uncertainty of estimates and projections relating to costs and expenses, political and environmental factors, and commodity price and exchange rate fluctuations. There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that any portion of the resources will be commercially viable to produce.



TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP
COMMERCIAL
SUB-COMMERCIAL
UNDISCOVERED PIIP
PRODUCTION
RESERVES
1P
2P
3P
Proved
Probable
Possible
CONTINGENT RESOURCES
1C
2C
3C
UNRECOVERABLE
PROSPECTIVE RESOURCES
Low Estimate
Best Estimate
High Estimate
UNRECOVERABLE
Increasing Chance of Commerciality
Range of Uncertainty
Not to scale

A BOE conversion ratio of 8 Mcf of natural gas to 1 barrel of oil has been used within this report. This conversion ratio is based upon an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead based upon pricing.

This report has been prepared for the exclusive use of Fortem Energy for corporate reporting purposes pursuant to Part 5 Section 5.9 of NI 51-101. This report is not to be reproduced, distributed or made available, in whole or in part, to any other person, company, regulatory body or organization other than Fortem Resources Inc., without the complete content of the report and the prior knowledge and written consent of Apex Energy Consultants Inc.

This report is not to be reproduced, distributed or made available, in whole or in part, to any other person, company, regulatory body or organization other than Fortem Resources Inc. without the complete content of the report and the prior knowledge and written consent of Apex.

Apex is independent of Fortem Resources Inc. as provided in the standards pertaining to the estimating and auditing of oil and gas resource information included in the Canadian Oil and Gas Evaluation Handbook, set out by the Society of Petroleum Evaluation Engineers ("SPEE") and the Association of Professional Engineers, Geoscientists of Alberta ("APEGA")..

Apex Energy Consultants Inc.



Michael Kamis, B.Sc., P. Eng.
President

Table of Contents

INDEPENDENT ENGINEER'S DECLARATION

This is to declare that **APEX ENERGY CONSULTANTS INC**. acknowledges that it has prepared this Evaluation of Fortem Resources Inc. and its associated companies Interests in the Compeer Viking property in East Central Alberta;

CERTIFICATES OF QUALIFICATION

CERTIFICATION OF QUALIFICATION: Michael Kamis P. Eng.

I, **Michael** Kamis, Professional Engineer, 2300, 635 – 8th Avenue SW, Calgary, Alberta, T2P 3M3, Canada,

HEREBY **CERTIFY:**

1. That I am the principal of **APEX ENERGY CONSULTANTS INC.,** and that I participated in the preparation of NI 51-101 Reserve Evaluation of the Compeer property of **Fortem Resources Inc.,** in Alberta, Canada. Effective date of this report is March 01, 2017.

2. That I have been a member of SPE (Society of Petroleum Engineers) since 1975 and continue as a member in good standing. That I attended the University of Wyoming and that I graduated with a Bachelor of Science Degree in Petroleum Engineering in 1977; and that I am a Registered Professional Engineer in the Province of Alberta; and that I have in excess of thirty -five (35) years of Petroleum Engineering/Geological studies relating to Western Canada, the United States and international oil and gas fields.

3. No field inspection was carried out, as it was not within the scope of the evaluation.

Michael Kamis,
P.Eng.

CERTIFICATION OF QUALIFICATION: Doug MacLellan P. Eng.

I, **Doug MacLellan**, Professional Engineer, 820, 906 – 12th Avenue SW, Calgary, Alberta, T2R 1K7, Canada, **HEREBY CERTIFY**:

1. That I am an associate of **APEX ENERGY CONSULTANTS INC.**, and that I participated in the preparation of a NI 51-101 Reserve Evaluation of the Compeer property of **Fortem Resources Inc.** in Alberta. Effective date of this report March 01, 2017.

2. That I do not have nor do I expect to receive any direct or indirect interest in the properties or securities of Fortem Resources Inc..

3. That I attended the University of Saskatchewan and that I graduated with a Bachelor of Science Degree in Chemical Engineering in 1973; and that I am a Registered Professional Engineer in the Province of Alberta; and that I have in excess of thirty (30) years of oil & gas experience relating to Western Canada, the United States and international oil and gas fields.

4. That I have been a member in good standing with APEGA (Association of Professional Engineers, Geologists and Geophysicists of Alberta), member #32095, since September, 1977.

5. That I have been a member in good standing with SPE (Society of Petroleum Engineers), member # 1114792, since 1986.

D. MacLellan, P. Eng.



CERTIFICATION OF QUALIFICATION: Robert Martin P. Geol.

I, **Robert Martin,** Professional Geologist, 2300, 635 - 8th Avenue SW, Calgary, Alberta, T2P 3M3, Canada,

HEREBY CERTIFY:

1. That I am an Associate of **APEX ENERGY CONSULTANTS INC.,** and that I participated in the preparation of a NI 51-101 Reserve Evaluation of the Compeer property of **Fortem Resources Inc.** in Alberta. Effective date of this report March 01, 2017.

2. That I do not have any direct or indirect interest in the properties or securities of **Fortem Resources Inc.** or its Assets

3. That I have in excess of thirty-four (34) years of oil & gas experience relating to petroleum and minerals exploration & exploitation in Canada and internationally.

4. That I am a graduate in 1977 of McGill University with Bachelor of Science Degree (Honours) Geology and I am a Professional Geologist with the Association of Professional Engineers, Geoscientists of Alberta (APEGA), membership number 30938.

5. No field inspection was carried out, as it was not within the scope of the evaluation.

Robert Nicholas
Martin, P.Geol.

CERTIFICATION OF QUALIFICATION: Hollie Pearce

I, **Hollie Pearce**, Geoscientist in Training, Suite 820, 906 - 12th Avenue SW, Calgary, Alberta, T2R 1K7, Canada, **HEREBY CERTIFY**:

1. That I am an Associate of **APEX ENERGY CONSULTANTS INC.**, and that I participated in the preparation of a Geological Report, calculation of volumetric Probable and Possible Reserves, and estimation of Contingent Resources to evaluate the interests of **Fortem Resources Inc.** in Calgary, Province of Alberta, Canada. Effective date of this Report is March 1, 2017.

2. That I do not have any direct or indirect interest in the properties or securities of **Fortem Resources Inc.**

3. That I am a graduate of Mount Royal University in 2016 with Bachelor of Science Degree in Geology; and that I have four (4) years of oil and gas geological experience in Canada and the United States.

4. I am a Geologist in Training with APEGA (Association of Professional Engineers, and Geoscientists of Alberta) and have been a Member since April, 2012, membership # 167365.

Hollie Pearce, G.I.T.

Discussion

The Company holds an undivided 100 percent working interest subject to a non-convertible 1/23.8365 (sliding scale 5%-15%) royalty, payable to Harvest Operations, plus Crown royalty on approximately 8 sections of land located in the Compeer area of north east central Alberta, (see Figures 1 & 2). In order to earn its interest in the full 8 sections of land, the Company through its' wholly owned' Canadian subsidiary, Big Lake Energy Ltd., entered into a farm in agreement with Harvest Energy Inc. The obligation under the farm in was for the Company to drill, complete and put on production one well to a


R5
R4
R3
R2
R1W4
R28
R27W3
T37
T36
T35
T34
T33
T32
T31
VIKING PRODUCTION TREND
VIKING PRODUCTION TREND
R5
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R1W4
R29
R28
R27W3
Kilometres
0
10
20
30
0
10
20
Miles
Apex Energy Consultants Inc
COMPEER AREA
Viking Production Trends
Strongbow Resources Ltd
Licensed to : Apex Energy Consultants Inc
geoSCOUT
By : M Kamis
Date : 2013/05/31
Scale = 1:436000
Project : Untitled
1304
2013:05:30

Figure 1 Compeer Area, N.E. Alberta


R3
R2W4
T34
T33
BIG LAKE COMPEER 5-29-33-2W4
Kilometres
Miles
Apex Energy Consultants Inc
COMPEER AREA
Strongbow Land
Licensed to : Apex Energy Consultants Inc
geoSCOUT

Figure 2 Fortem- Compeer Lands

vertical depth sufficient to reach the base of the Bakken formation (estimated at 825 metres) and to test the Bakken and the Viking formation at approximately 720 metres. If the Bakken proved not to contain hydrocarbons, and the Viking proved to contain hydrocarbons, then the Bakken formation was to be abandoned, and the well was then to be kicked off to drill a horizontal leg extending 1000 metres from vertical in the Viking formation. As a result of drilling, completing and placing on production a well at location Big Lake Compeer 5-29-33-02 W4M, the Company earned an undivided 100 percent working interest in 8 contiguous sections (5,120 acres or 2,064 hectares) of land (see attached land plat). The horizontal leg upon coming onto production was given a UWI of 100/04-032-033-02W5. It is this well that all production and pressure data will reference in the future.

A single vertical well existed on the interest lands, 100/5-29-33-02W4M. The well was drilled as a Viking oil well (See Figure 3). It tested oil upon drilling and was subsequently completed in the Viking but only produced at approximately 1.1 m3 (7 Bbls.) of oil, which at the time of drilling was considered to be near the economic limit prior to the Company's farm-in with Harvest Energy Inc.. The Viking formation in the area is a low permeability reservoir, needing fracture stimulation.

The well was drilled in June 2013, and light (42 API) oil was encountered in the Viking, with no hydrocarbons being encountered in the Bakken. The Bakken was subsequently abandoned and the well was kicked off at approximately 525 metres of vertical depth. A 'long radius' curve to take the well horizontal was started and it went out laterally to a total length of 1205 metres (allowing for the curvature) to achieve the 1000 metre lateral. Oil was encountered in drill cuttings along the entire length of the lateral wellbore. Due to the requirements under the farm out agreement, additional drilling costs were encountered to allow for the drilling of the well to the bottom of the Bakken formation, subsequent abandoning of the Bakken, and coring done on both the Bakken and the Viking. The drilling completion and stimulation costs came in at approximately $1,600,000. These costs could be dramatically reduced by

eliminating the drilling to the Bakken, reducing logistics costs (with more than one well being drilled), and finally by eliminating delays incurred during the stimulation and testing operations. A review of offset well costs when multiple wells are drilled and completed, indicated costs of approximately $800,000 per well. For future wells, we have used $800,000 per well to include equipping costs when multiple wells are drilled.

The horizontal well was placed on production and has produced intermittently at the equivalent of 3.2 m3 (20 BOPD). The well is producing intermittently due to high gas production being associated with the oil. Recently the well was stimulated and the pump was set lower into the well. The well is expected to produce at 20 bopd once it cleans up.

An analysis of offsetting wells was carried out and it was found that initial production rates (IPs) ranged from 210 barrels per day to 20 barrels per day in horizontal wells, with an average of 87 barrels of oil per day. For the purposes of this valuation, an average daily rate of 20 BOPD, with an average annual nominal decline rate of 18 percent per year was used. The lower rate was used to allow for the average decline rate of 18 percent. Variable operating costs of $8.16 per barrel plus $2,040 per month fixed costs were used. An abandonment and reclamation cost of $40,000 was also incorporated into the economic analysis for the proven producing reserves.

Figure 3 Type Log and Reservoir Parameters Viking 05-29 (04-032 Hz leg)

100/5-29-33-2W4 Well (4-32HZ)

- 5 m of net pay
- 20 % porosity
- Sw = 30% So= 60%
- Bo = 1.1
- 39 °API
- 2.9 Million bbls per Sect.



Geology

The Big Lake Compeer 102/05-29-033-02W4/02 was drilled and completed between June 2012 and November 2012. The well was drilled vertically with two cores cut, one in the Viking and one in the Bakken and then logged to evaluate the Bakken and the Viking Formations. The Bakken Formation was found to be non-prospective in this area, the Formation being too near the regional subcrop edge. In the core the Bakken was observed to be altered to a greenish grey mudstone with no hydrocarbons present.

The Viking Formation was deposited in a marine environment in the Compeer area. It represents the final eastern pulse of regressive sand. There is a regional disconformity at the top of the Viking Sandstone in this area visible on well logs and observable in the Viking core from 5-29. Figure 1 and Figure 4 show the regional productive trends in the Viking. Historically in the Compeer area the Viking has tended to produce natural gas from vertical wells where the sand is highly permeable. However it was noted where

the permeability was less well developed the zone was oily. This was observed in the core cut at 5-29 where the entire Viking Sand section was oil saturated. A previous drill stem test in the first well drilled by Kensington Energy at the 5-29 location encountered 12.0 meters of oil cut mud from the Viking and oil shows in the cuttings. In Big Lake Compeer 5-29 cuttings also showed oil saturation. The core showed some residual oil saturation with much of the oil having been flushed out during the process of cutting it. Core measured porosity as determined by Core Laboratories varied from 16.1% to 20% and permeability from .19 to 5.04 mD.

CORE LABORATORIES

Company : BIG LAKE ENERGY INC.	Field : COMPEER	File No. : 52131-12-0146
Well : HARVEST COMPEER 5-29-33-2	Formation : VIKING	Date : 2012-05-30
Location : LSD 02/05-29-033-02 W4M/0	Coring Equip : PLASTIC SLEEVE	Analysts : DJB
Province : ALBERTA	Coring Fluid : WATER BASE MUD	Core Dia : 65 mm

C O R E   A N A L Y S I S   R E S U L T S

SAMPLE NUMBER		DEPTH m		INTVL REP m	SPOT DEPTH m	PERMEABILITY (MAXIMUM) Kair mD	CAPACITY (MAXIMUM) Kair mD-m	POROSITY (HELIUM) fraction	CAPACITY (HELIUM) ø-m	BULK DENSITY kg/m3	GRAIN DENSITY kg/m3	SATURATION (PORE VOLUME) OIL frac	WATER frac	COMMENTS
		CORE NO.1 724.70 - 733.70 m (CORE RECEIVED 8.60 m) (7 BOXES)												
NA		724.70	728.81	4.11										sh slty
PSPA	1	728.81	728.95	0.14	728.91	1.11	0.155	0.202	0.028	2090	2620	0.073	0.647	
NA		728.95	729.19	0.24										sh slty
PSPA	2	729.19	729.29	0.10	729.27	0.36	0.036	0.181	0.018	2150	2620	TRACE	0.725	
NA		729.29	729.45	0.16										sh slty
PSPA	3	729.45	729.61	0.16	729.50	5.04	0.806	0.231	0.037	2010	2610	0.100	0.692	
PSP	4	729.61	729.78	0.17	729.75	0.14	0.024	0.163	0.028	2170	2590	0.030	0.716	
NA		729.78	730.25	0.47										sh slty
PSP	5	730.25	730.39	0.14	730.36	*		0.158	0.022	2180	2590	0.116	0.718	
NA		730.39	730.95	0.56										sh slty
PSP	6	730.95	731.08	0.13	731.03	*		0.168	0.022	2180	2620	0.080	0.684	
NA		731.08	731.60	0.52										sh slty
PSPA	7	731.60	731.77	0.17	731.74	2.63	0.447	0.196	0.033	2100	2610	0.053	0.757	
NA		731.77	731.89	0.12										sh slty
PSPA	8	731.89	731.99	0.10	731.93	3.15	0.315	0.180	0.018	2140	2610	0.074	0.687	
PSP	9	731.99	732.15	0.16	732.09	*		0.161	0.026	2180	2600	0.097	0.719	
NA		732.15	732.61	0.46										sh slty
PSPA	10	732.61	732.73	0.12	732.65	0.19	0.023	0.169	0.020	2170	2610	0.071	0.660	
NA		732.73	733.30	0.57										sh slty
LC		733.30	733.70	0.40										Lost core

Figure 4 Core Analyses 05-29

A 1000 metre lateral was drilled in the Viking sand at a vertical depth of approximately 730 meters. The geologist on site reported the cuttings as being consistent with the observed core. There was a continual oil show throughout the lateral portion of the well.


Bow Island Gas
Viking Gas
Viking Oil
New Viking Play Activity
Redwater
Postulated
Low stand
Shoreline
Crystal
Joarcam
Chigwell
Gilby
Willesden Green
Joffre
Caroline
Garrington
Harmattan East
Provost
Prairiedale
Dodsland
Plato
Cretaceous
Disturbed
Belt
BRITISH
COLUMBIA
ALBERTA

Figure 6 Western Sedimentary Basin Viking Trends


B'
B
Compeer Area

Figure 5 Structure on Bakken

The originally calculated volumetric reserves were as follows:

- Oil recovery per well = 2.9 million Bbls/section divided by ultimately up to 4 wells/section * 8% R_f = 58,000 Bbls/HZ
- Gas recovery per well = 2.9 Bcf/section divided by ultimately up to 4 wells/section * 20% R_f = 141 MMcf/HZ
- Average (risked) IP of 8 HZ MSF Viking wells is equal to 46 bbl/d oil & 145 Mcf/d (average over life GOR of 4,000 Scf/bbl)

The actual recovery and reserves are projected to be less.

The Big Lake 5-29 well was drilled on the western flank of a Bakken high as shown in Figure 5. The original intention was to drill horizontally along strike of the structure. This was accomplished as there was very little up or down movement of the horizontal portion of the well.


102/5-29-33-2W4 Vertical Well
Viking Fm

Figure 7 Big Lake Compeer 100/05-29-033-02W4/00

Economic Analysis

Compeer Farm-in Economics Assumptions

Proven Developed Producing reserves (PDP) were assigned to one well, namely 100/04-32-033-02W4M, which as previously mentioned was drilled, completed and is producing from the Viking formation.

Future horizontal wells were estimated to cost $800,000, inclusive of drilling, completion and surface production facilities. Analog wells drilled in the area were found to cost $800,000 per similar drilled wells.

ECONOMIC ASSUMPTIONS			
Hz. Wells	$800 M	Total Prob. Wells	3
Total Well Cap.	$24.8 MM	Total Poss. Wells	12
Total PDP Wells	1	Total Cont. Well.	16
Well Aband.	$50 M	Total Wells	32
Init. Rate (bopd)	20	Decline	18%/yr
Reserves/Well	34.5	MB	

Figure 8 Compeer Model Assumptions

Drilling depths were estimated to average approximately 740 meters of vertical depth, with a 1000 meter lateral length, for a total measured drilling depth of 1740 meters. Initial production was estimated to be the equivalent of 20 barrels of oil per day with an average decline rate of 18 percent (nominal decline rate). The estimated recoverable production for each well was approximately 33,000 STB (stock tank barrel). An abandonment and reclamation cost of $50,000 per well was assigned and forecast to be incurred 24 months after well had reached its economic limit and shut in.

All forecasted production was subject to a Crown 'New well' royalty of 5 percent being paid on the first 12 months or 50,000 barrels (whichever comes first). After this initial production/period is achieved the Crown royalty reverts back to conventional Crown royalty. In addition to the Crown royalty, all interest lands are subject to a non-convertible 1/23.8365 (sliding scale 5%-15%) royalty, payable to Harvest Operations. The oil price used is the Edmonton Light with a $2.00 per barrel offset to Edmonton Light.

Compeer Development Plan

Utilizing the above assumptions of $800 M to drill and complete new wells, Fortem is looking at developing all of the 8 sections it controls with a 100% working interest. Development of section 32-33-02W4 is proven reserves. Probable reserves are developed in section 29-33-02W4 and Possible reserves are found in section 28-33-02W4, section 32-33-3W4 and section 21-33-3W4. A further step-out for development on the Viking trend involves Contingent Resources and would involve drilling wells on section 19-33-02W4, section 25-33-3W4, section 36-33-03W4 and section 01-34- 03W4.
The development plan is shown in the following Figure 8.

Figure 9- Development Plan for Compeer Reserves and Resources


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T34
T33
Locations

Fortem

Results as of March 01, 2017
Compeer
Total Proved + Prob. + Poss. (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Total Proved + Prob. + Poss.
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	N/A
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



WI Calendar Rate
Well Count
300
240
180
120
60
0
150
120
90
60
30
0
(6)
(6)
2020
2025
2030
2035
Oil (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves / Net Revenue NPV (M$C) / Price

		Gross	WI	RI	Net		0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Average
Oil	Mbbl	568.0	568.0	-	509.3	Oil	38,294.0	29,523.2	23,538.0	21,671.1	19,288.5	16,167.0	75.2
Gas	MMcf	-	-	-	-	Gas	-	-	-	-	-	-	-
Liquids	Mbbl	-	-	-	-	Liquids	-	-	-	-	-	-	-
NGL	Mbbl	-	-	-	-	NGL	-	-	-	-	-	-	-
Condensate	Mbbl	-	-	-	-	Condensate	-	-	-	-	-	-	-
C2	Mbbl	-	-	-	-	C2	-	-	-	-	-	-	-
C3	Mbbl	-	-	-	-	C3	-	-	-	-	-	-	-
C4	Mbbl	-	-	-	-	C4	-	-	-	-	-	-	-
C5+	Mbbl	-	-	-	-	C5+	-	-	-	-	-	-	-
Sulphur	MLT	-	-	-	-	Sulphur	-	-	-	-	-	-	-
Total	**MBOE**	**568.0**	**568.0**	**-**	**509.3**	**Total**	**38,294.0**	**29,523.2**	**23,538.0**	**21,671.1**	**19,288.5**	**16,167.0**	**75.2**

Cash Flow NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
BT Cash Flow	14,898.3	9,643.9	6,051.6	4,938.0	3,528.3	1,714.4
Tax Payable	4,022.6	2,930.8	2,183.0	1,950.8	1,656.3	1,275.6
AT Cash Flow	**10,875.7**	**6,713.1**	**3,868.6**	**2,987.2**	**1,872.0**	**438.8**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	12,209.2	12,209.2
Other Capital (CCA)	-	-
Total	**12,209.2**	**12,209.2**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	42,716.8	
Royalties/Burdens	4,422.8	10.4
Operating Cost	10,149.9	23.8
Abandonment/Salvage	1,036.6	2.4
Oth. Rev./Oth. Deduct.	-	-
Capital	12,209.2	28.6
(Credit)/Surcharge	-	-
BT Cash Flow	**14,898.3**	**34.9**
Tax Paid	4,022.6	9.4
AT Cash Flow	**10,875.7**	**25.5**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	26.8	21.9
Payout (yrs from Sep 2017)	3.8	4.1
Payout (date)	Jul 2021	Nov 2021
P/I - 0.0 % Discount	1.2	0.9
P/I - 12.0 % Discount	0.4	0.3
Init. Value (M$C/BOE/d)	-	-
Recycle Ratio @ 10%	0.3	
Recycle Ratio @ 0%	0.8	

	WI	Co. Share	Net
Op. Cost ($C/BOE)	17.9	17.9	19.9
Cap. Cost ($C/BOE)	21.5	21.5	24.0

Year	WI Sales Revenue M$C	Royalty Revenue M$C	Co. Share Revenue M$C	Total Roy. & Burden M$C	Net Revenue M$C	Operating Costs M$C	Abandon. & Salvage M$C	Other Revenue M$C	Sask Cap Surch M$C	Net Op. Income M$C	Capital Costs: COGPE M$C	CEE M$C	CDE M$C	CCA M$C	Total M$C	Netback Price $C/BOE	Before Tax Cash Flow: BTCF M$C	Cum. M$C	NPV @ 12.00 % M$C	M$C
2017 (6)	343.5	-	343.5	28.5	314.9	76.2	-	-	-	238.7	-	-	4,049.2	-	4,049.2	60.0	-3,810.4	-3,810.4	-3,537.5	-3,810.4
2018	4,776.9	-	4,776.9	467.3	4,309.6	1,025.4	-	-	-	3,284.2	-	-	8,160.0	-	8,160.0	58.4	-4,875.8	-8,686.2	-4,451.0	-8,686.2
2019	5,378.5	-	5,378.5	533.0	4,845.5	1,155.1	-	-	-	3,690.3	-	-	-	-	-	61.6	3,690.3	-4,995.9	2,838.5	-4,995.9
2020	4,936.1	-	4,936.1	529.6	4,406.5	1,069.3	-	-	-	3,337.2	-	-	-	-	-	66.0	3,337.2	-1,658.7	2,291.4	-1,658.7
2021	5,103.9	-	5,103.9	681.6	4,422.3	993.9	-	-	-	3,428.4	-	-	-	-	-	79.9	3,428.4	1,769.7	2,101.6	1,769.7
2022	4,534.6	-	4,534.6	565.1	3,969.5	931.8	-	-	-	3,037.7	-	-	-	-	-	82.7	3,037.7	4,807.4	1,662.7	4,807.4
2023	3,915.4	-	3,915.4	434.2	3,481.2	873.2	-	-	-	2,608.0	-	-	-	-	-	84.2	2,608.0	7,415.4	1,274.8	7,415.4
2024	3,278.3	-	3,278.3	316.0	2,962.3	803.1	-	-	-	2,159.1	-	-	-	-	-	84.7	2,159.1	9,574.5	942.8	9,574.5
2025	2,743.3	-	2,743.3	230.1	2,513.3	741.9	58.9	-	-	1,712.5	-	-	-	-	-	85.3	1,712.5	11,287.0	667.4	11,287.0
2026	2,331.8	-	2,331.8	170.7	2,161.0	707.6	-	-	-	1,453.5	-	-	-	-	-	85.9	1,453.5	12,740.5	505.8	12,740.5
2027	2,023.3	-	2,023.3	140.7	1,882.5	679.4	-	-	-	1,203.2	-	-	-	-	-	88.3	1,203.2	13,943.6	373.9	13,943.6
2028	1,808.5	-	1,808.5	139.1	1,669.4	649.6	-	-	-	1,019.8	-	-	-	-	-	94.3	1,019.8	14,963.4	283.2	14,963.4
2029	725.4	-	725.4	83.1	642.3	220.9	257.2	-	-	164.2	-	-	-	-	-	114.8	164.2	15,127.6	45.7	15,127.6
2030	230.8	-	230.8	31.0	199.7	52.8	648.7	-	-	-501.8	-	-	-	-	-	117.2	-501.8	14,625.8	-113.0	14,625.8
2031	200.4	-	200.4	25.7	174.6	50.6	-	-	-	124.0	-	-	-	-	-	119.6	124.0	14,749.8	24.5	14,749.8
Rem.	386.4	-	386.4	47.1	339.3	119.0	71.8	-	-	148.5	-	-	-	-	-	123.7	148.5	14,898.3	27.2	14,898.3
17.00 yr	**42,716.8**	**-**	**42,716.8**	**4,422.8**	**38,294.0**	**10,149.9**	**1,036.6**	**-**	**-**	**27,107.5**	**-**	**-**	**12,209.2**	**-**	**12,209.2**	**1,406.6**	**14,898.3**	**14,898.3**	**4,938.0**	**14,898.3**

Fortem

Results as of March 01, 2017
Compeer
Total Proved + Probable (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Total Proved + Probable
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	N/A
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



WI Calendar Rate
Well Count
75
60
45
30
15
0
40
32
24
16
8
0
(6)
2020
2025
Oil (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves

		Gross	WI	RI	Net
Oil	Mbbl	119.9	119.9	-	109.5
Gas	MMcf	-	-	-	-
Liquids	Mbbl	-	-	-	-
NGL	Mbbl	-	-	-	-
Condensate	Mbbl	-	-	-	-
C2	Mbbl	-	-	-	-
C3	Mbbl	-	-	-	-
C4	Mbbl	-	-	-	-
C5+	Mbbl	-	-	-	-
Sulphur	MLT	-	-	-	-
Total	**MBOE**	**119.9**	**119.9**	**-**	**109.5**

Net Revenue NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Price Average
Oil	7,926.4	6,328.6	5,197.5	4,836.7	4,370.0	3,746.7	72.4
Gas	-	-	-	-	-	-	-
Liquids	-	-	-	-	-	-	-
NGL	-	-	-	-	-	-	-
Condensate	-	-	-	-	-	-	-
C2	-	-	-	-	-	-	-
C3	-	-	-	-	-	-	-
C4	-	-	-	-	-	-	-
C5+	-	-	-	-	-	-	-
Sulphur	-	-	-	-	-	-	-
Total	**7,926.4**	**6,328.6**	**5,197.5**	**4,836.7**	**4,370.0**	**3,746.7**	**72.4**

Cash Flow NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
BT Cash Flow	3,069.7	2,125.2	1,445.6	1,227.7	945.9	571.2
Tax Payable	828.8	629.7	485.7	439.3	379.3	299.2
AT Cash Flow	**2,240.9**	**1,495.5**	**959.9**	**788.4**	**566.6**	**272.0**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	2,426.6	2,426.6
Other Capital (CCA)	-	-
Total	**2,426.6**	**2,426.6**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	8,674.3	
Royalties/Burdens	747.9	8.6
Operating Cost	2,178.4	25.1
Abandonment/Salvage	251.7	2.9
Oth. Rev./Oth. Deduct.	-	-
Capital	2,426.6	28.0
(Credit)/Surcharge	-	-
BT Cash Flow	**3,069.7**	**35.4**
Tax Paid	828.8	9.6
AT Cash Flow	**2,240.9**	**25.8**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	31.7	26.2
Payout (yrs from Sep 2017)	3.1	3.4
Payout (date)	Oct 2020	Feb 2021
P/I - 0.0 % Discount	1.3	0.9
P/I - 12.0 % Discount	0.5	0.3
Init. Value (M$C/BOE/d)	-	-
Recycle Ratio @ 10%	0.4	
Recycle Ratio @ 0%	0.9	

	WI	Co. Share	Net
Op. Cost ($C/BOE)	18.2	18.2	19.9
Cap. Cost ($C/BOE)	20.2	20.2	22.2

											Capital Costs						Before Tax Cash Flow			
Year	WI Sales Revenue M$C	Royalty Revenue M$C	Co. Share Revenue M$C	Total Roy. & Burden M$C	Net Revenue M$C	Operatin g Costs M$C	Abandon . & Salvage M$C	Other Revenue M$C	Sask Cap Surch M$C	Net Op. Income M$C	COGPE M$C	CEE M$C	CDE M$C	CCA M$C	Total M$C	Netback Price $C/BOE	BTCF M$C	Cum. M$C	NPV @ 12.00 % M$C	M$C
2017 (6)	314.6	-	314.6	25.6	288.9	70.2	-	-	-	218.7	-	-	2,426.6	-	2,426.6	59.9	-2,207.9	-2,207.9	-2,065.4	-2,207.9
2018	1,290.8	-	1,290.8	118.7	1,172.2	286.4	-	-	-	885.7	-	-	-	-	-	58.1	885.7	-1,322.1	762.6	-1,322.1
2019	1,148.6	-	1,148.6	100.8	1,047.8	261.6	-	-	-	786.2	-	-	-	-	-	61.6	786.2	-536.0	604.7	-536.0
2020	1,035.1	-	1,035.1	89.3	945.7	241.1	-	-	-	704.7	-	-	-	-	-	66.0	704.7	168.7	484.0	168.7
2021	1,048.3	-	1,048.3	113.2	935.1	223.2	-	-	-	712.0	-	-	-	-	-	79.9	712.0	880.7	436.6	880.7
2022	910.6	-	910.6	88.4	822.2	208.5	-	-	-	613.7	-	-	-	-	-	82.7	613.7	1,494.4	336.0	1,494.4
2023	778.6	-	778.6	67.0	711.7	196.3	-	-	-	515.3	-	-	-	-	-	84.2	515.3	2,009.7	251.9	2,009.7
2024	608.7	-	608.7	47.0	561.7	166.6	-	-	-	395.1	-	-	-	-	-	84.7	395.1	2,404.8	172.8	2,404.8
2025	480.0	-	480.0	32.9	447.1	140.6	58.9	-	-	247.6	-	-	-	-	-	85.3	247.6	2,652.4	96.4	2,652.4
2026	407.5	-	407.5	24.5	383.0	134.8	-	-	-	248.2	-	-	-	-	-	85.9	248.2	2,900.6	86.4	2,900.6
2027	353.1	-	353.1	20.6	332.5	130.0	-	-	-	202.5	-	-	-	-	-	88.3	202.5	3,103.1	62.9	3,103.1
2028	298.5	-	298.5	20.0	278.5	119.0	-	-	-	159.5	-	-	-	-	-	94.3	159.5	3,262.6	44.5	3,262.6
2029	-	-	-	-	-	-	192.9	-	-	-192.9	-	-	-	-	-	-	-192.9	3,069.7	-45.5	3,069.7
11.50 yr	**8,674.3**	**-**	**8,674.3**	**747.9**	**7,926.4**	**2,178.4**	**251.7**	**-**	**-**	**5,496.3**	**-**	**-**	**2,426.6**	**-**	**2,426.6**	**930.9**	**3,069.7**	**3,069.7**	**1,227.7**	**3,069.7**

Fortem

Results as of March 01, 2017
Compeer
Total Proved (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Total Proved
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	N/A
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



15
12
9
6
3
0
10
8
6
4
2
0
(6)
(6)
WI Calendar Rate
Well Count
2017
2018
2019
2020
2021
2022
2023
2024
2025
Oil (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves / Net Revenue NPV (M$C) / Price

		Gross	WI	RI	Net		0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Average
Oil	Mbbl	16.4	16.4	-	15.6	Oil	1,056.7	903.5	784.6	744.5	690.7	615.1	67.8
Gas	MMcf	-	-	-	-	Gas	-	-	-	-	-	-	-
Liquids	Mbbl	-	-	-	-	Liquids	-	-	-	-	-	-	-
NGL	Mbbl	-	-	-	-	NGL	-	-	-	-	-	-	-
Condensate	Mbbl	-	-	-	-	Condensate	-	-	-	-	-	-	-
C2	Mbbl	-	-	-	-	C2	-	-	-	-	-	-	-
C3	Mbbl	-	-	-	-	C3	-	-	-	-	-	-	-
C4	Mbbl	-	-	-	-	C4	-	-	-	-	-	-	-
C5+	Mbbl	-	-	-	-	C5+	-	-	-	-	-	-	-
Sulphur	MLT	-	-	-	-	Sulphur	-	-	-	-	-	-	-
Total	**MBOE**	**16.4**	**16.4**	**-**	**15.6**	**Total**	**1,056.7**	**903.5**	**784.6**	**744.5**	**690.7**	**615.1**	**67.8**

Cash Flow NPV (M$C)

BT Cash Flow	670.6	587.8	520.5	497.1	465.2	419.4
Tax Payable	181.1	158.8	140.8	134.5	126.0	113.9
AT Cash Flow	**489.5**	**429.0**	**379.7**	**362.6**	**339.2**	**305.6**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	-	-
Other Capital (CCA)	-	-
Total	**-**	**-**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	1,114.1	
Royalties/Burdens	57.4	5.2
Operating Cost	327.2	29.4
Abandonment/Salvage	58.9	5.3
Oth. Rev./Oth. Deduct.	-	-
Capital	-	-
(Credit)/Surcharge	-	-
BT Cash Flow	**670.6**	**60.2**
Tax Paid	181.1	16.3
AT Cash Flow	**489.5**	**43.9**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	N/A	> 500.0
Payout (yrs from Mar 2017)	-	-
Payout (date)	-	-
P/I - 0.0 % Discount	-	-
P/I - 12.0 % Discount	-	-
Init. Value (M$C/BOE/d)	-	-
Recycle Ratio @ 10%	-	
Recycle Ratio @ 0%	-	

	WI	Co. Share	Net
Op. Cost ($C/BOE)	19.9	19.9	21.0
Cap. Cost ($C/BOE)	-	-	-

Year	WI Sales Revenue M$C	Royalty Revenue M$C	Co. Share Revenue M$C	Total Roy. & Burden M$C	Net Revenue M$C	Operating Costs M$C	Abandon. & Salvage M$C	Other Revenue M$C	Sask Cap Surch M$C	Net Op. Income M$C	Capital Costs: COGPE M$C	CEE M$C	CDE M$C	CCA M$C	Total M$C	Netback Price $C/BOE	Before Tax Cash Flow: BTCF M$C	Cum. M$C	NPV @ 12.00 % M$C	M$C
2017 (6)	121.8	-	121.8	6.4	115.4	29.7	-	-	-	85.7	-	-	-	-	-	58.0	85.7	85.7	80.2	85.7
2018	208.5	-	208.5	10.4	198.1	55.2	-	-	-	142.9	-	-	-	-	-	58.1	142.9	228.6	123.1	228.6
2019	181.1	-	181.1	9.1	172.0	50.7	-	-	-	121.3	-	-	-	-	-	61.6	121.3	350.0	93.4	350.0
2020	159.2	-	159.2	8.0	151.3	47.1	-	-	-	104.1	-	-	-	-	-	66.0	104.1	454.1	71.6	454.1
2021	157.4	-	157.4	8.9	148.4	44.1	-	-	-	104.3	-	-	-	-	-	79.9	104.3	558.4	64.0	558.4
2022	133.4	-	133.4	7.0	126.3	41.8	-	-	-	84.5	-	-	-	-	-	82.7	84.5	642.9	46.3	642.9
2023	111.2	-	111.2	5.6	105.7	39.9	-	-	-	65.7	-	-	-	-	-	84.2	65.7	708.7	32.2	708.7
2024 (6)	41.6	-	41.6	2.1	39.5	18.7	-	-	-	20.8	-	-	-	-	-	84.7	20.8	729.5	9.4	729.5
2025	-	-	-	-	-	-	58.9	-	-	-58.9	-	-	-	-	-	-	-58.9	670.6	-23.0	670.6
7.00 yr	**1,114.1**	**-**	**1,114.1**	**57.4**	**1,056.7**	**327.2**	**58.9**	**-**	**-**	**670.6**	**-**	**-**	**-**	**-**	**-**	**575.2**	**670.6**	**670.6**	**497.1**	**670.6**

Fortem

Results as of March 01, 2017
PA
Proved + Prob. Developed (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Proved + Prob. Developed
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	Applied - BTCF 0.00 %
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



WI Calendar Rate
Well Count
75
60
45
30
15
0
24
18
12
6
(3)
2020
2025
Oil (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves / Net Revenue NPV (M$C) / Price

		Gross	WI	RI	Net		0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Average
Oil	Mbbl	103.5	103.5	-	93.9	Oil	6,869.7	5,425.0	4,412.9	4,092.2	3,679.3	3,131.5	73.1
Gas	MMcf	-	-	-	-	Gas	-	-	-	-	-	-	-
Liquids	Mbbl	-	-	-	-	Liquids	-	-	-	-	-	-	-
NGL	Mbbl	-	-	-	-	NGL	-	-	-	-	-	-	-
Condensate	Mbbl	-	-	-	-	Condensate	-	-	-	-	-	-	-
C2	Mbbl	-	-	-	-	C2	-	-	-	-	-	-	-
C3	Mbbl	-	-	-	-	C3	-	-	-	-	-	-	-
C4	Mbbl	-	-	-	-	C4	-	-	-	-	-	-	-
C5+	Mbbl	-	-	-	-	C5+	-	-	-	-	-	-	-
Sulphur	MLT	-	-	-	-	Sulphur	-	-	-	-	-	-	-
Total	**MBOE**	**103.5**	**103.5**	**-**	**93.9**	**Total**	**6,869.7**	**5,425.0**	**4,412.9**	**4,092.2**	**3,679.3**	**3,131.5**	**73.1**

Cash Flow NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
BT Cash Flow	2,399.1	1,537.4	925.1	730.6	480.7	151.7
Tax Payable	647.8	470.9	344.9	304.8	253.3	185.3
AT Cash Flow	**1,751.3**	**1,066.5**	**580.3**	**425.8**	**227.4**	**-33.6**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	2,426.6	2,426.6
Other Capital (CCA)	-	-
Total	**2,426.6**	**2,426.6**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	7,560.2	
Royalties/Burdens	690.5	9.1
Operating Cost	1,851.2	24.5
Abandonment/Salvage	192.9	2.6
Oth. Rev./Oth. Deduct.	-	-
Capital	2,426.6	32.1
(Credit)/Surcharge	-	-
BT Cash Flow	**2,399.1**	**31.7**
Tax Paid	647.8	8.6
AT Cash Flow	**1,751.3**	**23.2**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	22.9	19.3
Payout (yrs from Sep 2017)	3.8	4.1
Payout (date)	Jun 2021	Oct 2021
P/I - 0.0 % Discount	1.0	0.7
P/I - 12.0 % Discount	0.3	0.2
Init. Value (M$C/BOE/d)	-	-
Recycle Ratio @ 10%	0.2	
Recycle Ratio @ 0%	0.6	

	WI	Co. Share	Net
Op. Cost ($C/BOE)	17.9	17.9	19.7
Cap. Cost ($C/BOE)	23.5	23.5	25.8

										Capital Costs						Before Tax Cash Flow			
Year	WI Sales Revenue M$C	Royalty Revenue M$C	Co. Share Revenue M$C	Total Roy. & Burden M$C	Net Revenue M$C	Operating Costs M$C	Abandon. & Salvage M$C	Other Revenue M$C	Sask Cap Surch M$C	Net Op. Income M$C	COGPE M$C	CEE M$C	CDE M$C	CCA M$C	Total M$C	Netback Price $C/BOE	BTCF M$C	Cum. M$C	NPV @ 12.00 % M$C	M$C
2017 (3)	192.8	-	192.8	19.3	173.5	40.5	-	-	-	133.0	-	-	2,426.6	-	2,426.6	61.2	-2,293.6	-2,293.6	-2,145.6	-2,293.6
2018	1,082.3	-	1,082.3	108.2	974.1	231.3	-	-	-	742.8	-	-	-	-	-	58.1	742.8	-1,550.8	639.5	-1,550.8
2019	967.5	-	967.5	91.8	875.7	210.9	-	-	-	664.8	-	-	-	-	-	61.6	664.8	-885.9	511.3	-885.9
2020	875.8	-	875.8	81.3	794.5	193.9	-	-	-	600.5	-	-	-	-	-	66.0	600.5	-285.4	412.4	-285.4
2021	890.9	-	890.9	104.2	786.7	179.0	-	-	-	607.7	-	-	-	-	-	79.9	607.7	322.3	372.6	322.3
2022	777.2	-	777.2	81.3	695.9	166.7	-	-	-	529.2	-	-	-	-	-	82.7	529.2	851.5	289.7	851.5
2023	667.4	-	667.4	61.4	606.0	156.4	-	-	-	449.6	-	-	-	-	-	84.2	449.6	1,301.1	219.8	1,301.1
2024	567.1	-	567.1	44.9	522.2	148.0	-	-	-	374.2	-	-	-	-	-	84.7	374.2	1,675.3	163.4	1,675.3
2025	480.0	-	480.0	32.9	447.1	140.6	-	-	-	306.5	-	-	-	-	-	85.3	306.5	1,981.8	119.4	1,981.8
2026	407.5	-	407.5	24.5	383.0	134.8	-	-	-	248.2	-	-	-	-	-	85.9	248.2	2,230.0	86.4	2,230.0
2027	353.1	-	353.1	20.6	332.5	130.0	-	-	-	202.5	-	-	-	-	-	88.3	202.5	2,432.4	62.9	2,432.4
2028	298.5	-	298.5	20.0	278.5	119.0	-	-	-	159.5	-	-	-	-	-	94.3	159.5	2,592.0	44.5	2,592.0
2029	-	-	-	-	-	-	192.9	-	-	-192.9	-	-	-	-	-	-	-192.9	2,399.1	-45.5	2,399.1
11.25 yr	**7,560.2**	**-**	**7,560.2**	**690.5**	**6,869.7**	**1,851.2**	**192.9**	**-**	**-**	**4,825.7**	**-**	**-**	**2,426.6**	**-**	**2,426.6**	**932.3**	**2,399.1**	**2,399.1**	**730.6**	**2,399.1**

Fortem

Results as of March 01, 2017
Possible
Proved + Prob. + Poss. Developed (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Proved + Prob. + Poss. Developed
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	Applied - BTCF 0.00 %
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



WI Calendar Rate
Well Count
200
160
120
80
40
0
150
120
90
60
30
0
2020
2025
2030
2035
(1)
(6)
Oil (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves / Net Revenue NPV (M$C) / Price

		Gross	WI	RI	Net		0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Average
Oil	Mbbl	448.1	448.1	-	399.8	Oil	30,367.5	23,194.6	18,340.5	16,834.4	14,918.6	12,420.4	76.0
Gas	MMcf	-	-	-	-	Gas	-	-	-	-	-	-	-
Liquids	Mbbl	-	-	-	-	Liquids	-	-	-	-	-	-	-
NGL	Mbbl	-	-	-	-	NGL	-	-	-	-	-	-	-
Condensate	Mbbl	-	-	-	-	Condensate	-	-	-	-	-	-	-
C2	Mbbl	-	-	-	-	C2	-	-	-	-	-	-	-
C3	Mbbl	-	-	-	-	C3	-	-	-	-	-	-	-
C4	Mbbl	-	-	-	-	C4	-	-	-	-	-	-	-
C5+	Mbbl	-	-	-	-	C5+	-	-	-	-	-	-	-
Sulphur	MLT	-	-	-	-	Sulphur	-	-	-	-	-	-	-
Total	**MBOE**	**448.1**	**448.1**	**-**	**399.8**	**Total**	**30,367.5**	**23,194.6**	**18,340.5**	**16,834.4**	**14,918.6**	**12,420.4**	**76.0**

Cash Flow NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
BT Cash Flow	11,828.6	7,518.7	4,606.0	3,710.3	2,582.4	1,143.3
Tax Payable	3,193.7	2,301.1	1,697.4	1,511.5	1,277.0	976.5
AT Cash Flow	**8,634.8**	**5,217.6**	**2,908.7**	**2,198.8**	**1,305.4**	**166.8**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	9,782.6	9,782.6
Other Capital (CCA)	-	-
Total	**9,782.6**	**9,782.6**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	34,042.4	
Royalties/Burdens	3,674.9	10.8
Operating Cost	7,971.5	23.4
Abandonment/Salvage	784.9	2.3
Oth. Rev./Oth. Deduct.	-	-
Capital	9,782.6	28.7
(Credit)/Surcharge	-	-
BT Cash Flow	**11,828.6**	**34.7**
Tax Paid	3,193.7	9.4
AT Cash Flow	**8,634.8**	**25.4**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	25.6	20.9
Payout (yrs from Nov 2017)	3.8	4.1
Payout (date)	Sep 2021	Jan 2022
P/I - 0.0 % Discount	1.2	0.9
P/I - 12.0 % Discount	0.4	0.3
Init. Value (M$C/BOE/d)	-	-
Recycle Ratio @ 10%	0.3	
Recycle Ratio @ 0%	0.8	

	WI	Co. Share	Net
Op. Cost ($C/BOE)	17.8	17.8	19.9
Cap. Cost ($C/BOE)	21.8	21.8	24.5

Year	WI Sales Revenue M$C	Royalty Revenue M$C	Co. Share Revenue M$C	Total Roy. & Burden M$C	Net Revenue M$C	Operating Costs M$C	Abandon. & Salvage M$C	Other Revenue M$C	Sask Cap Surch M$C	Net Op. Income M$C	Capital Costs: COGPE M$C	CEE M$C	CDE M$C	CCA M$C	Total M$C	Netback Price $C/BOE	Before Tax Cash Flow: BTCF M$C	Cum. M$C	NPV @ 12.00 % M$C	M$C
2017 (1)	28.9	-	28.9	2.9	26.0	6.0	-	-	-	20.0	-	-	1,622.6	-	1,622.6	61.2	-1,602.6	-1,602.6	-1,472.1	-1,602.6
2018	3,486.0	-	3,486.0	348.6	3,137.4	738.9	-	-	-	2,398.5	-	-	8,160.0	-	8,160.0	58.5	-5,761.5	-7,364.1	-5,213.6	-7,364.1
2019	4,229.8	-	4,229.8	432.2	3,797.7	893.5	-	-	-	2,904.2	-	-	-	-	-	61.6	2,904.2	-4,459.9	2,233.8	-4,459.9
2020	3,901.0	-	3,901.0	440.3	3,460.7	828.2	-	-	-	2,632.5	-	-	-	-	-	66.0	2,632.5	-1,827.4	1,807.4	-1,827.4
2021	4,055.6	-	4,055.6	568.4	3,487.2	770.7	-	-	-	2,716.4	-	-	-	-	-	79.9	2,716.4	889.0	1,665.1	889.0
2022	3,624.0	-	3,624.0	476.7	3,147.3	723.3	-	-	-	2,424.0	-	-	-	-	-	82.7	2,424.0	3,313.0	1,326.7	3,313.0
2023	3,136.8	-	3,136.8	367.2	2,769.5	676.9	-	-	-	2,092.7	-	-	-	-	-	84.2	2,092.7	5,405.6	1,022.9	5,405.6
2024	2,669.6	-	2,669.6	269.1	2,400.6	636.5	-	-	-	1,764.1	-	-	-	-	-	84.7	1,764.1	7,169.7	770.0	7,169.7
2025	2,263.3	-	2,263.3	197.1	2,066.2	601.3	-	-	-	1,464.9	-	-	-	-	-	85.3	1,464.9	8,634.6	570.9	8,634.6
2026	1,924.3	-	1,924.3	146.3	1,778.0	572.8	-	-	-	1,205.3	-	-	-	-	-	85.9	1,205.3	9,839.9	419.4	9,839.9
2027	1,670.2	-	1,670.2	120.1	1,550.0	549.3	-	-	-	1,000.7	-	-	-	-	-	88.3	1,000.7	10,840.6	311.0	10,840.6
2028	1,510.0	-	1,510.0	119.1	1,390.9	530.7	-	-	-	860.2	-	-	-	-	-	94.3	860.2	11,700.8	238.8	11,700.8
2029	725.4	-	725.4	83.1	642.3	220.9	64.4	-	-	357.0	-	-	-	-	-	114.8	357.0	12,057.9	91.3	12,057.9
2030	230.8	-	230.8	31.0	199.7	52.8	648.7	-	-	-501.8	-	-	-	-	-	117.2	-501.8	11,556.1	-113.0	11,556.1
2031	200.4	-	200.4	25.7	174.6	50.6	-	-	-	124.0	-	-	-	-	-	119.6	124.0	11,680.1	24.5	11,680.1
Rem.	386.4	-	386.4	47.1	339.3	119.0	71.8	-	-	148.5	-	-	-	-	-	123.7	148.5	11,828.6	27.2	11,828.6
16.58 yr	**34,042.4**	**-**	**34,042.4**	**3,674.9**	**30,367.5**	**7,971.5**	**784.9**	**-**	**-**	**21,611.2**	**-**	**-**	**9,782.6**	**-**	**9,782.6**	**1,408.0**	**11,828.6**	**11,828.6**	**3,710.3**	**11,828.6**

Fortem

Results as of March 01, 2017
Contingent Resource
Proved + Prob. + Poss. Developed (Working Copy)
(<Current Options>)

Evaluation Parameters

Reserves Category	Proved + Prob. + Poss. Developed
Plan	Working
Reference Date	March 01, 2017
Discount Date	March 01, 2017
Econ. Calc. Date	March 01, 2017
Country	Canada
Province	Alberta
Company Share	100.00 %
Price Deck	APEX 2016
Price Set	N/A
Economic Limit	Applied - BTCF 0.00 %
Scenario	<Current Options>
GCA Applied	N/A
BOE Ratio	8:1 Mcf/bbl
Chance of Success	100.0 %
Chance of Occurrence	100.0 %
Oil Reserves Type	Light and Medium Oil
Gas Reserves Type	N/A



WI Calendar Rate
Well Count
300
240
180
120
60
0
150
120
90
60
30
0
(5)
2020
2025
2030
Oil + Cond. (bbl/d)
Gas (BOE/d)
Well Count

Remaining Reserves / Net Revenue NPV (M$C) / Price

		Gross	WI	RI	Net		0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %	Average
Oil	Mbbl	551.8	551.8	-	493.6	Oil	38,507.4	28,885.7	22,379.1	20,366.1	17,813.1	14,503.4	77.96
Gas	MMcf	-	-	-	-	Gas	-	-	-	-	-	-	-
Condensate	Mbbl	-	-	-	-	Condensate	-	-	-	-	-	-	-
Liquids	Mbbl	-	-	-	-	Liquids	-	-	-	-	-	-	-
NGL	Mbbl	-	-	-	-	NGL	-	-	-	-	-	-	-
C2	Mbbl	-	-	-	-	C2	-	-	-	-	-	-	-
C3	Mbbl	-	-	-	-	C3	-	-	-	-	-	-	-
C4	Mbbl	-	-	-	-	C4	-	-	-	-	-	-	-
C5+	Mbbl	-	-	-	-	C5+	-	-	-	-	-	-	-
Other Equiv.	MBOE	-	-	-	-	Other Equiv.	-	-	-	-	-	-	-
						Other	-	-	-	-	-	-	
Total	**MBOE**	**551.8**	**551.8**	**-**	**493.6**	**Total**	**38,507.4**	**28,885.7**	**22,379.1**	**20,366.1**	**17,813.1**	**14,503.4**	

Cash Flow NPV (M$C)

	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
BT Cash Flow	14,148.3	8,788.7	5,230.3	4,154.9	2,819.7	1,159.3
Tax Payable	3,820.1	2,686.7	1,919.9	1,684.6	1,389.1	1,013.8
AT Cash Flow	**10,328.3**	**6,101.9**	**3,310.4**	**2,470.2**	**1,430.5**	**145.5**

Risked Capital Costs (M$C)

	Gross	Co. Share
Land (COGPE)	-	-
Exploration (CEE)	-	-
Development (CDE)	13,221.4	13,221.4
Other Capital (CCA)	-	-
Total	**13,221.4**	**13,221.4**

Cash Flow (M$C)

	Co. Share	% of Sales Rev.
Revenue	43,018.9	
Royalties/Burdens	4,511.5	10.5
Operating Cost	10,086.7	23.4
Abandonment/Salvage	1,050.9	2.4
Oth. Rev./Oth. Deduct.	-	-
Capital	13,221.4	30.7
(Credit)/Surcharge	-	-
BT Cash Flow	**14,148.3**	**32.9**
Tax Paid	3,820.1	8.9
AT Cash Flow	**10,328.3**	**24.0**

Economic Indicators

	Before Tax	After Tax
Rate of Return (%)	25.0	20.7
Payout (yrs from Jul 2018)	3.8	4.1
Payout (date)	Apr 2022	Aug 2022
P/I - 0.0 % Discount	1.07	0.78
P/I - 12.0 % Discount	0.38	0.23
Init. Value (M$C/BOE/d)	-	-

	WI	Co. Share	Net
Op. Cost ($C/BOE)	18.28	18.28	20.43
Cap. Cost ($C/BOE)	23.96	23.96	26.78

Annual Co. Share Cash Flow

Year	Well Count	Rate bbl/d	Avg. Price $C/bbl	WI Revenue M$C	Royalty Revenue M$C	Roy. / Burden M$C	Operating Cost M$C	Abandon. / Salvage M$C	Other Revenue M$C	Other Deductions M$C	Credit / (Surcharge) M$C	Net Op. Income M$C	Capital Cost M$C	BTax Cash Flow M$C	Tax Paid M$C	ATax Cash Flow M$C
2018 (5)	10.00	95.5	59.32	867.0	-	86.7	186.5	-	-	-	-	593.9	9,897.6	-9,303.8	-641.4	-8,662.4
2019	16.00	259.0	61.61	5,824.7	-	582.5	1,200.4	-	-	-	-	4,041.9	3,323.8	718.1	260.9	457.2
2020	16.00	232.4	66.00	5,614.2	-	617.2	1,158.8	-	-	-	-	3,838.2	-	3,838.2	455.0	3,383.2
2021	16.00	195.9	79.89	5,711.2	-	817.3	1,061.4	-	-	-	-	3,832.5	-	3,832.5	627.9	3,204.6
2022	16.00	165.1	82.68	4,982.3	-	631.0	980.9	-	-	-	-	3,370.5	-	3,370.5	625.2	2,745.3
2023	16.00	139.2	84.23	4,278.1	-	472.9	913.0	-	-	-	-	2,892.2	-	2,892.2	581.5	2,310.7
2024	16.00	117.3	84.70	3,635.3	-	344.8	857.1	-	-	-	-	2,433.4	-	2,433.4	517.5	1,916.0
2025	16.00	98.8	85.31	3,077.2	-	251.6	808.4	-	-	-	-	2,017.2	-	2,017.2	446.9	1,570.2
2026	16.00	83.3	85.91	2,612.1	-	186.0	769.0	-	-	-	-	1,657.1	-	1,657.1	379.0	1,278.1
2027	16.00	70.2	88.32	2,263.5	-	153.1	736.6	-	-	-	-	1,373.8	-	1,373.8	323.1	1,050.8
Rem.	16.00	45.4	103.82	4,153.3	-	368.5	1,414.8	1,050.9	-	-	-	1,319.1	-	1,319.1	244.5	1,074.6
11.83 yr			**77.96**	**43,018.9**	**-**	**4,511.5**	**10,086.7**	**1,050.9**	**-**	**-**	**-**	**27,369.8**	**13,221.4**	**14,148.3**	**3,820.1**	**10,328.3**

Fortem

Prices in APEX 2016 as of March 01, 2017
Canada
(Working Copy)
(Apex2014)

	Remaining Reserves			Net Revenue NPV (M$C)					
	WI	RI	Net	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
Proved Developed Producing									
Light and Medium Oil (Mbbl)	16.4	-	15.6	1,056.7	903.5	784.6	744.5	690.7	615.1
Total				1,056.7	903.5	784.6	744.5	690.7	615.1
				Before Tax Cash Flow NPV (1) (M$C)					
				670.6	587.8	520.5	497.1	465.2	419.4
Proved Developed Non-Producing									
				-	-	-	-	-	-
Proved Undeveloped									
				-	-	-	-	-	-
				Net Revenue NPV (M$C)					
Total Proved									
Light and Medium Oil (Mbbl)	16.4	-	15.6	1,056.7	903.5	784.6	744.5	690.7	615.1
Total				1,056.7	903.5	784.6	744.5	690.7	615.1
				Before Tax Cash Flow NPV (1) (M$C)					
				670.6	587.8	520.5	497.1	465.2	419.4
				Net Revenue NPV (M$C)					
Total Probable									
Light and Medium Oil (Mbbl)	103.5	-	93.9	6,869.7	5,425.0	4,412.9	4,092.2	3,679.3	3,131.5
Total				6,869.7	5,425.0	4,412.9	4,092.2	3,679.3	3,131.5
				Before Tax Cash Flow NPV (1) (M$C)					
				2,399.1	1,537.4	925.1	730.6	480.7	151.7
				Net Revenue NPV (M$C)					
Total Proved + Probable									
Light and Medium Oil (Mbbl)	119.9	-	109.5	7,926.4	6,328.6	5,197.5	4,836.7	4,370.0	3,746.7
Total				7,926.4	6,328.6	5,197.5	4,836.7	4,370.0	3,746.7
				Before Tax Cash Flow NPV (1) (M$C)					
				3,069.7	2,125.2	1,445.6	1,227.7	945.9	571.2
				Net Revenue NPV (M$C)					
Total Possible									
Light and Medium Oil (Mbbl)	448.1	-	399.8	30,367.5	23,194.6	18,340.5	16,834.4	14,918.6	12,420.4
Total				30,367.5	23,194.6	18,340.5	16,834.4	14,918.6	12,420.4
				Before Tax Cash Flow NPV (1) (M$C)					
				11,828.6	7,518.7	4,606.0	3,710.3	2,582.4	1,143.3
				Net Revenue NPV (M$C)					
Total Proved + Prob. + Poss.									
Light and Medium Oil (Mbbl)	568.0	-	509.3	38,294.0	29,523.2	23,538.0	21,671.1	19,288.5	16,167.0
Total				38,294.0	29,523.2	23,538.0	21,671.1	19,288.5	16,167.0
				Before Tax Cash Flow NPV (1) (M$C)					
				14,898.3	9,643.9	6,051.6	4,938.0	3,528.3	1,714.4

	Remaining Equivalent Reserves (2) (MBOE)			Before Tax Cash Flow NPV/WI BOE ($C/BOE)					
	WI	RI	Net	0.00 %	5.00 %	10.00 %	12.00 %	15.00 %	20.00 %
Proved Developed Producing	16.4	-	15.6	40.8	35.8	31.7	30.2	28.3	25.5
Proved Developed Non-Producing	-	-	-						
Proved Undeveloped	-	-	-						
Total Proved	16.4	-	15.6	40.8	35.8	31.7	30.2	28.3	25.5
Total Probable	103.5	-	93.9	23.2	14.9	8.9	7.1	4.6	1.5
Total Proved + Probable	119.9	-	109.5	25.6	17.7	12.1	10.2	7.9	4.8
Total Possible	448.1	-	399.8	26.4	16.8	10.3	8.3	5.8	2.6
Total Proved + Prob. + Poss.	568.0	-	509.3	26.2	17.0	10.7	8.7	6.2	3.0

(1) Before Tax Cash Flow NPV is not available per product.
(2) Oil Equivalent based on 8:1 Mcf/bbl Gas, 1:1 bbl/bbl Liquids.

Fortem

Prices in APEX 2016 as of March 01, 2017
Canada
(Working Copy)
(Apex2014)

	Net Present Value of Future Cash Flow											
	Before Tax						After Tax					
Reserves Category	**0.00 % M$C**	**5.00 % M$C**	**10.00 % M$C**	**12.00 % M$C**	**15.00 % M$C**	**20.00 % M$C**	**0.00 % M$C**	**5.00 % M$C**	**10.00 % M$C**	**12.00 % M$C**	**15.00 % M$C**	**20.00 % M$C**
Proved												
Proved Developed Producing	670.6	587.8	520.5	497.1	465.2	419.4	489.5	429.0	379.7	362.6	339.2	305.6
Proved Developed Non-Producing	-	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	-	-	-	-	-	-	-	-
Total Proved	670.6	587.8	520.5	497.1	465.2	419.4	489.5	429.0	379.7	362.6	339.2	305.6
Total Probable	2,399.1	1,537.4	925.1	730.6	480.7	151.7	1,751.3	1,066.5	580.3	425.8	227.4	-33.6
Total Proved + Probable	3,069.7	2,125.2	1,445.6	1,227.7	945.9	571.2	2,240.9	1,495.5	959.9	788.4	566.6	272.0
Total Possible	11,828.6	7,518.7	4,606.0	3,710.3	2,582.4	1,143.3	8,634.9	5,217.6	2,908.7	2,198.8	1,305.4	166.8
Total Proved + Prob. + Poss.	14,898.3	9,643.9	6,051.6	4,938.0	3,528.3	1,714.4	10,875.7	6,713.1	3,868.6	2,987.2	1,872.0	438.8

Fortem

Prices in APEX 2016 as of March 01, 2017
Compeer
(Working Copy)
(Apex2014)

Reserves Category	Revenue M$C	Royalties & Burdens M$C	Operating Costs M$C	Abandonment & Salvage M$C	Other Revenue M$C	Credit / Surcharge M$C	Net Op. Income M$C	Capital Costs M$C	Before Tax Cash Flow M$C	Income Tax Paid M$C	After Tax Cash Flow M$C
	Undiscounted Company Share Cash Flow										
Proved											
Proved Developed Producing	1,114.1	57.4	327.2	58.9	-	-	670.6	-	670.6	181.1	489.5
Proved Developed Non-Producing	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	-	-	-	-	-	-	-
Total Proved	1,114.1	57.4	327.2	58.9	-	-	670.6	-	670.6	181.1	489.5
Total Probable	7,560.2	690.5	1,851.2	192.9	-	-	4,825.7	2,426.6	2,399.1	647.8	1,751.3
Total Proved + Probable	8,674.3	747.9	2,178.4	251.7	-	-	5,496.3	2,426.6	3,069.7	828.8	2,240.9
Total Possible	34,042.4	3,674.9	7,971.5	784.9	-	-	21,611.2	9,782.6	11,828.6	3,193.7	8,634.9
Total Proved + Prob. + Poss.	42,716.8	4,422.8	10,149.9	1,036.6	-	-	27,107.5	12,209.2	14,898.3	4,022.6	10,875.7

Fortem

Prices in APEX 2016 as of March 01, 2017
Canada
(Working Copy)
(Apex2014)

Reserves Category	Production Group	Product Net Revenue M$C	Unit Value $C/unit
Total Proved	Light and Medium Oil (bbl)	1,056.7	67.8
	Heavy Oil (bbl)	-	-
	Sales Gas (Mcf)	-	-
	Liquids (bbl)	-	-
	Total	1,056.7	
Total Proved + Probable	Light and Medium Oil (bbl)	7,926.4	72.4
	Heavy Oil (bbl)	-	-
	Sales Gas (Mcf)	-	-
	Liquids (bbl)	-	-
	Total	7,926.4	
Total Proved + Prob. + Poss.	Light and Medium Oil (bbl)	38,294.0	75.2
	Heavy Oil (bbl)	-	-
	Sales Gas (Mcf)	-	-
	Liquids (bbl)	-	-
	Total	38,294.0	

Fortem Resources Inc. Reserves Reconciliation

Table 5

Net Reserves Reconciliation Summary 2017

Opening :	**Apex 2016 Prices**	Opening Cum Production March 31, 2016	**0.4**	**MSTB** 8 Mcf: I BBL
Closing:	**Apex 2017 Prices**	Closing Cum Production March 31, 2017	**0.4**	**MSTB**

	Proved Developed Producing			**Proved**			**Probable Additional**		**Proved Plus Prob. Additional**		**Possible**		**Proved Plus Prob. + Poss.**	
	Light Oil		**BOE**	**Light Oil**	**Assoc & Non-Assoc Gas**	**BOE**	**Light Oil**	**BOE**	**Light Oil**	**BOE**	**Light Oil**	**BOE**	**Light Oil**	**BOE**
	Mstb		**Mstb**	**Mstb**	**MMCF**	**Mstb**	**Mstb**	**Mstb**	**Mstb**	**Mstb**	**Mstb**	**Mstb**	**Mstb**	**Mstb**
Opening Balance	**19.4**		**19.4**	**19.4**		**19.4**	**89.6**	**89.6**	**109.0**	**109.0**	**356.6**	**356.6**	**464.3**	**464.3**
Production														
Technical Revision														
Technical Revision														
Working Interest Errors														
Economic Factors	0.0	-3.0	-3.0	-3.0		13.9	0.0	10.9	10.9	91.5	91.5	103.7	103.7	103.7
Infill Drilling														
Closing Balance	**16.4**		**16.4**	**16.4**		**19.4**	**103.5**	**89.6**	**119.9**	**119.9**	**448.1**	**448.1**	**568.0**	**568.0**